Exhibit 10.1

Note Modification Agreement and Allonge

(Promissory Note – Revolving Line of Credit)

This Note Modification Agreement and Allonge (the “Modification”) is made and entered into between inContact, Inc. (“Borrower”) and Zions First National Bank (“Lender”).

Recitals

1. Borrower has executed a Promissory Note (Revolving Line of Credit) dated July 16, 2009, in favor of Lender in the original principal amount of eight million five hundred thousand dollars ($8,500,000.00) (the “Note”).

2. Borrower and Lender desire to modify the Note as provided herein.

Modification

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender hereby agree and amend and modify the Note as follows:

1. Definitions. Except as otherwise provided herein, terms defined in the Loan Agreement shall have the same meaning when used herein. Terms defined in the singular shall have the same meaning when used in the plural and vice versa. As used herein, the term:

“Loan Agreement” means that certain Loan Agreement dated July 16, 2009, as amended by that certain Amendment to Loan Agreement dated February 22, 2010, and as further amended by that certain Second Amendment to Loan Agreement of approximately even date herewith, by and between Lender and Borrower, together with any exhibits, amendments, addenda, and modifications.

2. Attachment to Note. An original of this Modification shall be attached to the original Note as an allonge to the Note and made a part of the Note, provided, however, that failure to attach an original of this Modification as an allonge to the Note shall not impact the effectiveness of this Modification and this Modification shall nonetheless be valid, binding and enforceable.

3. Modification of Note. The Note is hereby modified as follows:

a. The Maturity Date of the Loan is extended to July 1, 2012.

4. Note Remains in Full Force and Effect. Except as expressly modified by this Modification, the Note and all Loan Documents remain in full force and effect. All Collateral securing the Note shall continue to secure the Note as modified.

5. Modified Note Becomes a Loan Document. The Note, as modified by this Modification, shall be a Loan Document and all references in the Loan Documents to the Note shall refer to the Note as modified by this Modification.

6. Integrated Agreement; Amendment. This Modification constitutes the entire agreement between Borrower and Lender concerning modification of the Note and may not be altered or amended except by written agreement signed by Borrower and Lender. PURSUANT TO UTAH CODE SECTION 25-5-4, BORROWER IS NOTIFIED THAT THIS MODIFICATION IS A FINAL EXPRESSION OF THE AGREEMENT BETWEEN BORROWER AND LENDER CONCERNING MODIFICATION OF THE NOTE AND THIS MODIFICATION MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY ALLEGED ORAL AGREEMENT.

All other prior and contemporaneous agreements, arrangements and understandings between the parties hereto as to modification of the Note are rescinded.

This Modification and the Note shall be read and interpreted together as one instrument.

Dated: August 3, 2010

Lender:

Zions First National Bank

By:	/s/ Thomas C. Etzel
Name:	Thomas C. Etzel
Title:	Senior Vice President

Borrower:

inContact, Inc.

By:	/s/ Gregory S. Ayers
Name:	Gregory S. Ayers
Title:	Chief Financial Officer

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